Exhibit 10.1

Execution Version

GUARANTEE AGREEMENT
dated and effective as of
April 3, 2020,
among
EDGEWELL PERSONAL CARE COMPANY,
The Subsidiaries of EDGEWELL PERSONAL CARE COMPANY named herein
and
BANK OF AMERICA, N.A., as Collateral Agent

TABLE OF CONTENTS
Page
1. DEFINITIONS 1
2. REPRESENTATIONS AND WARRANTIES 1
3. THE GUARANTY 2
4. FURTHER ASSURANCES 5
5. PAYMENTS FREE AND CLEAR OF TAXES 5
6. OTHER TERMS 6
7. INDEMNITY; SUBROGATION AND SUBORDINATION 7
8. GOVERNING LAW 9
9. JURISDICTION; CONSENT TO SERVICE OF PROCESS 9
10. WAIVER OF JURY TRIAL 9
11. RIGHT OF SET-OFF 10
12. ADDITIONAL SUBSIDIARIES 10
13. AGENCY OF BORROWER FOR SUBSIDIARY GUARANTORS 10
14. COMMODITY EXCHANGE ACT ACKNOWLEDGEMENT 11

-i-

This GUARANTEE AGREEMENT, dated as of April 3, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”), by and among Edgewell Personal Care Company, a Missouri corporation (the “Borrower”), each Subsidiary of the Borrower listed on the signature page hereof and each other Subsidiary of the Borrower that becomes a party hereto after the date hereof (together, the “Subsidiary Guarantors” and together with the Borrower, the “Guarantors”), and BANK OF AMERICA, N.A., as collateral agent (in such capacity, together with any successor thereto, the “Collateral Agent”) for the Secured Parties.
WITNESSETH:
WHEREAS, the Borrower, the lenders party thereto from time to time (the “Lenders”) and Bank of America, N.A., as Administrative Agent and Collateral Agent, have entered into that certain Credit Agreement, dated as of March 28, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the extension of credit to the Borrower;
WHEREAS, it is a condition to the Closing Date under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty to guarantee the Guaranteed Obligations (as defined below); and
WHEREAS, each Guarantor will obtain benefits from the extension of credit to the Borrower and accordingly desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph and to induce the Lenders to extend credit to the Borrower.
Accordingly, the parties hereto agree as follows:
1.DEFINITIONS
Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless otherwise defined herein. References to this “Guaranty” shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.
As used herein, the term “Guaranteed Obligations” shall mean (i) with respect to any Guarantor that is a Subsidiary Guarantor, the Obligations (other than any Obligations of such Subsidiary Guarantor) and (ii) with respect to any Guarantor that is the Borrower, the Obligations (other than the Obligations of the Borrower) in respect of each Secured Cash Management Agreement to which any Subsidiary is a party and each Secured Hedge Agreement to which any Loan Party is a party.
2. REPRESENTATIONS AND WARRANTIES
Each of the Subsidiary Guarantors party hereto as of the Closing Date represents and warrants as of the Closing Date, and each Subsidiary Guarantor that becomes a party to this Guaranty pursuant to the execution of a supplement hereto in the form of Exhibit A hereto (with such modifications as shall be reasonably acceptable to the Collateral Agent, each, a “Guaranty Supplement”) represents and warrants as of the date of execution of such Guaranty Supplement (in each case, which representations and warranties shall be deemed to have been renewed at the time of the making of any Loan or issuance of any Letter of Credit) to the Collateral Agent and the Secured Parties:

(%2) Such Subsidiary Guarantor (as applicable) (i) is a partnership, limited liability company, corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in each jurisdiction where such qualification is required, except in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (iv) has the power and authority to execute, deliver and perform its obligations under this Guaranty (or any Guaranty Supplement hereto, as applicable) and each other agreement or instrument contemplated hereby to which it is or will be a party.
(%2) The execution, delivery and performance by such Subsidiary Guarantor of this Guaranty (or any Guaranty Supplement hereto, as applicable) (i) have been duly authorized by all corporate, stockholder, partnership, limited liability company or other organizational action required to be obtained by such Subsidiary Guarantor and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation applicable to such Subsidiary Guarantor, (2) the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of such Subsidiary Guarantor, (3) any applicable order of any court or any law, rule, regulation or order of any Governmental Authority applicable to such Subsidiary Guarantor or (4) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which such Subsidiary Guarantor is a party or by which it or any of its property is or may be bound, (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (ii)(A) or (ii)(B) of this Section 2(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Subsidiary Guarantor, other than the Liens created by the Loan Documents and Permitted Liens.
(%2) This Guaranty (or any Guaranty Supplement hereto, as applicable) has been duly executed and delivered by such Subsidiary Guarantor and constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing, (iv) the need for filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Collateral Agent and (v) the effect of any Requirements of Law as they relate to pledges of Equity Interests in Subsidiaries organized outside of the United States.
3. THE GUARANTY
(a) Guaranty of Guaranteed Obligations. Each Guarantor unconditionally guarantees to the Collateral Agent for the benefit of the Secured Parties, jointly and severally with the other Guarantors, as a primary obligor and not merely as a surety, the due and punctual payment and performance when due of the Guaranteed Obligations of such Guarantor. Each Guarantor further agrees that the Guaranteed Obligations may be extended, renewed or increased, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension, renewal or increase of any Guaranteed Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. Notwithstanding the foregoing, for purposes of the Loan Documents, any guarantee of, or grant of any Lien to secure, any obligations in respect of a Secured Hedge Agreement by a Subsidiary Guarantor shall not include any Excluded Swap Obligations with respect to such Subsidiary Guarantor.
(b) Guaranty of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes an absolute, irrevocable and unconditional guarantee of payment when due (whether at stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other person.
(c) No Limitations. Except for termination or release of a Guarantor’s obligations hereunder as expressly provided for in Section 6(g) and subject to the provisions of Section 3(g), the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by: (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) the failure of any other Guarantor to sign or become party to this Guaranty or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Guaranty; (iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Collateral Agent or any other Secured Party for the Guaranteed Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the occurrence of the Termination Date); (vi) any illegality, irregularity, invalidity or enforceability of any Guaranteed Obligation or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other Guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, any Secured Cash Management Agreement, any Secured Hedge Agreement or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by the Borrower or any other obligor on or guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations or otherwise affecting any term of any of the Guaranteed Obligations; (vii) any change in the corporate existence, structure or ownership of the Borrower or any other obligor on or guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other obligor on or guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any Guaranteed Obligation (other than the occurrence of the Termination Date); (viii) the existence of any claim, set-off or other rights that such Guarantor may have at any time against the Borrower, any other obligor on or guarantor of any of the Guaranteed Obligations, the Collateral Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions; provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; (ix) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations; (x) any modification or amendment of or supplement to the Credit Agreement or any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Guaranteed Obligations; (xi) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations; (xii) the election by, or on behalf of, any one or more of the Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code (or any equivalent or similar provisions under any Debtor Relief Law); (xiii) any borrowing or grant of a security interest by the Borrower or any of its Subsidiaries, as debtor-in-possession, under Section 364 of the Bankruptcy Code (or any equivalent or similar provisions under any Debtor Relief Law) or in any other bankruptcy or insolvency proceeding; and (xiv) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or any other Loan Party or any other guarantor or surety (other than defense of payment or performance).
Except as otherwise set forth herein or in the Credit Agreement, each Guarantor expressly authorizes the Secured Parties (or the Collateral Agent on behalf of the Secured Parties) to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Guarantor, other than the occurrence of the Termination Date or the release of such Guarantor from this Guaranty pursuant to Section 6(g). If an Event of Default shall have occurred and be continuing, the Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Termination Date shall have occurred. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Guarantor, as the case may be, or any security.
(d) Reinstatement. Notwithstanding the provisions of Section 6(g)(i), each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payment had not been made.
(e) Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Party in cash in immediately available funds the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Section 7.
(f) Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower, each other Loan Party and their respective subsidiaries and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks. In the event any Secured Party (including the Collateral Agent), in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Secured Party (including the Collateral Agent) shall be under no obligation (i) to undertake any investigation, (ii) to disclose any information which such Secured Party (including the Collateral Agent), pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.
(g) Maximum Liability. Each Guarantor and, by its acceptance of this Guaranty, the Collateral Agent and each Secured Party hereby confirms that it is the intention of all such persons that this Guaranty and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Collateral Agent, the Secured Parties and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.
4. FURTHER ASSURANCES
Each Guarantor agrees, upon the written request of the Collateral Agent, to execute and deliver to the Collateral Agent, from time to time, any additional instruments or documents reasonably considered necessary by the Collateral Agent to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.
5. PAYMENTS FREE AND CLEAR OF TAXES
Each Guarantor agrees that (a) it will perform or observe all of the terms, covenants and agreements that Section 2.17 of the Credit Agreement requires such Guarantor to perform or observe, subject to the qualifications set forth therein and (b) any payment required to be made by it hereunder shall be subject to Section 2.17 of the Credit Agreement, subject to the conditions and qualifications set forth therein.
6. OTHER TERMS
(a) Entire Agreement. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements relating to a guaranty of the Loans and other extensions of credit under the Loan Documents.
(b) Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.
(c) Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
(d) Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be given as provided in Section 9.01 of the Credit Agreement.
(e) Successors and Assigns. This Guaranty is for the benefit of the Collateral Agent and the other Secured Parties and their respective successors and permitted assigns. Whenever in this Guaranty any Guarantor is referred to, such reference shall be deemed to include the permitted successors and assigns of such party and all covenants, promises and agreements by any Guarantor that are contained in this Guaranty shall bind and inure to the benefit of its respective permitted successors and assigns; provided, that no Guarantor shall have any right to assign its rights or obligations hereunder unless expressly permitted by the Credit Agreement or with such consents required by Section 9.08 of the Credit Agreement.
(f) No Waiver; Cumulative Remedies; Amendments. No failure or delay by the Collateral Agent or any other Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent and each other Secured Party provided in this Guaranty, the Credit Agreement, each other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement are cumulative and are not exclusive of any rights, powers or remedies that it would otherwise have. No waiver of any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by this Section 6(f), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of any Loan or the issuance, amendment, extension or renewal of any Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent or any other Secured Party may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances. When making any demand hereunder against any of the Guarantors, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any other Guarantor or guarantor or any release of the Borrower or any other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any of the Guarantors. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings. Neither this Guaranty nor any provision hereof may be waived, amended or modified (other than termination or release of this Guaranty pursuant to Section 6(g)) except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.
(g) Termination and Release.
         (i) This Guaranty shall automatically terminate on the Termination Date.
          (ii) A Subsidiary Guarantor shall automatically be released from its obligations hereunder in accordance with Section 9.18 of the Credit Agreement.
          (iii) In connection with any termination or release pursuant to this Section 6(g), the Collateral Agent shall execute and deliver to the Borrower all documents that the Borrower shall reasonably request to evidence such termination or release; provided, that (i) the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower containing such certifications as the Administrative Agent shall reasonably request, (ii) the Administrative Agent or the Collateral Agent shall not be required to execute any such document on terms which, in the applicable Agent’s reasonable opinion, would expose such Agent to liability or create any obligation or entail any consequence other than the applicable termination or release without recourse or warranty and (iii) in the case of a release under Section 6(g)(ii), such release shall not in any manner discharge, affect or impair the Guaranteed Obligations or the obligations of any other Guarantor hereunder. Any execution and delivery of documents pursuant to this Section 6(g) shall be made without recourse to or warranty by the Collateral Agent. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent in connection with the execution and delivery of such documents.
(h) Counterparts. This Guaranty may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart to this Guaranty by facsimile or other electronic transmission shall be as effective as delivery of a manually signed original.
(i) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this

Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.
7. INDEMNITY; SUBROGATION AND SUBORDINATION
(a) Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 7(c)), the Borrower agrees that (i) in the event a payment shall be made by any Subsidiary Guarantor under this Guaranty in respect of any Obligation of the Borrower that constitutes a Guaranteed Obligation of such Subsidiary Guarantor, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to any Security Document to satisfy in whole or in part any Obligation of the Borrower that constitute a Guaranteed Obligation of such Subsidiary Guarantor, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
(b) Contribution and Subrogation. Each Subsidiary Guarantor (a “Contributing Guarantor”) agrees (subject to Section 7(c)) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder in respect of any Guaranteed Obligation or assets of any other Subsidiary Guarantor shall be sold pursuant to any Security Document to satisfy any Guaranteed Obligation owed to any Secured Party and such other Subsidiary Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 7(a) hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 5.10 of the Credit Agreement, the date of the Guaranty Supplement executed and delivered by such Subsidiary Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 7(b) shall be subrogated to the rights of such Claiming Guarantor under Section 7(a) hereof to the extent of such payment. The provisions of this Section 7(b) shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Collateral Agent and the other Secured Parties, and each Subsidiary Guarantor shall remain liable to the Collateral Agent and the other Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.
(c) Subordination, etc. Notwithstanding any provision of this Guaranty to the contrary, all rights of the Subsidiary Guarantors under Sections 7(a) and 7(b) and all other rights of indemnity, contribution or subrogation of any Guarantor under applicable law or otherwise shall be fully subordinated to the Guaranteed Obligations until the occurrence of the Termination Date. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation or application of funds of any of the Guarantors by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Collateral Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of set-off held by any Secured Party for the payment of the Guaranteed Obligations until the Termination Date shall have occurred, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder until the Termination Date shall have occurred. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date of the Guaranteed Obligations, such amount shall be held by such Guarantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be paid to the Collateral Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. No failure on the part of the Borrower or any Subsidiary Guarantor to make the payments required by Sections 7(a) and 7(b) (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Borrower with respect to the Obligations or any Subsidiary Guarantor with respect to its obligations hereunder, and the Borrower shall remain liable for the full amount of the Obligations and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor hereunder. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.
Notwithstanding anything to the contrary contained above, upon the sale of all of the Equity Interests of any Subsidiary Guarantor and the release of such Subsidiary Guarantor from the provisions hereof (whether by the Collateral Agent in connection with an exercise of its remedies or in accordance with the relevant provisions of the Credit Agreement), then any indemnification and contribution obligations otherwise provided above in this Section 7 with respect to the Subsidiary Guarantor which was so released shall terminate and be of no further force and effect, and if any other Subsidiary Guarantors have theretofore made payments hereunder with respect to the Guaranteed Obligations which have not yet been reimbursed in full, then any amount which would have otherwise been payable under this Section 7 by the Subsidiary Guarantor which has been released herefrom shall be reallocated to the remaining Subsidiary Guarantors based on their respective net worths as redetermined on such date.
8. GOVERNING LAW
THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
9. JURISDICTION; CONSENT TO SERVICE OF PROCESS
(a) Each Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Collateral Agent, any other Secured Party, or any Affiliate of the foregoing, in any way relating to this Guaranty or the transactions relating hereto, in any forum other than the courts of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court of the Southern District of New York sitting in New York County, Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty against any Guarantor or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in paragraph (a) of this Section 9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c) Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 6(d). Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.
10. WAIVER OF JURY TRIAL
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.
11. RIGHT OF SET-OFF
If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligation at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Guaranty held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Guaranty and although such obligations may be unmatured; provided, however, that (x) any recovery by any Lender, any Issuing Bank or any Affiliate pursuant to its set-off rights under this Section 11 is subject to the provisions of Section 2.18(c) of the Credit Agreement and (y) any Defaulting Lender’s set-off right hereunder shall be subject to Section 9.06 of the Credit Agreement. Each Lender and each Issuing Bank agrees promptly to notify the Borrower and the Collateral Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and each Issuing Bank under this Section 11 are in addition to other rights and remedies (including other rights of set-off) that such Lender and such Issuing Bank may have.
12. ADDITIONAL SUBSIDIARIES
Upon execution and delivery by any direct or indirect Subsidiary of the Borrower that is required to become a party hereto pursuant to Section 5.10 of the Credit Agreement (or that is referred to in the definition of “Guarantor” in the Credit Agreement) of a Guaranty Supplement, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Guaranty. The rights and obligations of each party to this Guaranty shall remain in full force and effect notwithstanding the addition of any new party to this Guaranty. Each reference to “Subsidiary Guarantor” in this Guaranty shall be deemed to include such Subsidiary. Notwithstanding anything to the contrary herein, in no circumstance shall an Excluded Subsidiary be required to become a Subsidiary Guarantor.
13. AGENCY OF BORROWER FOR SUBSIDIARY GUARANTORS
Each of the Subsidiary Guarantors hereby appoints the Borrower as its agent for all purposes relevant to this Guaranty and the other Loan Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.
14. COMMODITY EXCHANGE ACT ACKNOWLEDGEMENT
Each Qualified ECP Guarantor intends that this Guaranty constitute, and this Guaranty shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Subsidiary Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
In this Guaranty, “Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Subsidiary Guarantor that has total assets exceeding $10,000,000 at the time its guarantee hereunder becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (an “ECP”) and can cause another person to qualify as an ECP at such time by entering into a keepwell, support or other agreement under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed and delivered as of the date first above written.
EDGEWELL PERSONAL CARE COMPANY, as the Borrower

By: /s/ Daniel Sullivan
Name: Daniel Sullivan
Title: Chief Financial Officer

Each as a Subsidiary Guarantor:

EDGEWELL PERSONAL CARE BRANDS, LLC
EDGEWELL PERSONAL CARE, LLC
EDGEWELL PERSONAL CARE TAIWAN LTD.
JACK BLACK, L.L.C.
PLAYTEX MANUFACTURING, INC.
PLAYTEX PRODUCTS, LLC
SCHICK MANUFACTURING, INC.
SUN PHARMACEUTICALS, LLC
TANNING RESEARCH LABORATORIES, LLC
EDGEWELL PERSONAL CARE MIDDLE EAST, INC.

By:  /s/ Daniel Sullivan
Name: Daniel Sullivan
Title: Treasurer
[Signature Page to Guaranty]

Accepted and Agreed to:
BANK OF AMERICA, N.A., as Collateral Agent
By: /s/ Jeremy L. Webb
Name: Jeremy L. Webb
Title: AVP